Exhibit 5.1

August 5, 2025

T-Mobile US, Inc. 12920 SE 38th Street Bellevue, Washington 98006-1350

Ladies and Gentlemen:

We have acted as special counsel to T-Mobile USA, Inc., a Delaware corporation (“T-Mobile”), T-Mobile US, Inc., a Delaware corporation and the direct parent of T-Mobile (the “Parent Guarantor”), the subsidiaries of T-Mobile listed on Schedule I hereto (together with the Parent Guarantor, the “Delaware Guarantors”), the subsidiaries of T-Mobile listed on Schedule II hereto (the “New York Guarantor”) and the subsidiaries of T-Mobile listed on Schedule III hereto (the “Other Guarantors” and, collectively with the Delaware Guarantors and the New York Guarantor, the “Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-4 (File No. 333-287414) (including the documents incorporated by reference therein, but excluding Exhibit 25.1, the “Registration Statement”) and the related prospectus dated May 23, 2025, filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein (the “Prospectus”), relating to T-Mobile’s offer to exchange up to $544,000,000 aggregate principal amount of the outstanding 6.700% Senior Notes due 2033 (the “Old Array 2033 Notes”) of Array Digital Infrastructure, Inc. (formerly known as United States Cellular Corporation), a Delaware corporation (“Array”), $500,000,000 aggregate principal amount of Array’s outstanding 6.250% Senior Notes due 2069 (the “Old Array 2069 Notes”), $500,000,000 aggregate principal amount of Array’s outstanding 5.500% Senior Notes due 2070 (March) (the “Old Array March 2070 Notes”), and $500,000,000 aggregate principal amount of Array’s outstanding 5.500% Senior Notes due 2070 (June) (the “Old Array June 2070 Notes” and, together with the Old Array 2033 Notes, the Old Array 2069 Notes, and the Old Array March 2070 Notes, the “Old Array Notes”) for a like principal amount, respectively, of T-Mobile’s 6.700% Senior Notes due 2033 (the “New 2033 Notes”), 6.250% Senior Notes due 2069 (the “New 2069 Notes”), 5.500% Senior Notes due March 2070 (the “New March 2070 Notes”) and 5.500% Senior Notes due June 2070 (the “New June 2070 Notes” and, together with the New 2033 Notes, the New 2069 Notes, the New March 2070 Notes, the “New T-Mobile Notes”), in each case guaranteed by the Guarantors (the “Guarantees”). The New T-Mobile Notes and the Guarantees are referred to herein collectively as the “Securities”.

T-Mobile US, Inc., p. 2

This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Securities will be issued under an indenture dated as of September 15, 2022 (as supplemented by the indentures listed on Schedule IV, the “Base Indenture”), between the Parent Guarantor, T-Mobile, the guarantor entities thereunder and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as further supplemented by (i) the Twenty-Ninth Supplemental Indenture, with respect to the New 2033 Notes, (ii) the Thirtieth Supplemental Indenture, with respect to the New 2069 Notes, (iii) the Thirty-First Supplemental Indenture, with respect to the New March 2070 Notes and (iv) the Thirty-Second Supplemental Indenture, with respect to the New June 2070 Notes (the “New Supplemental Indentures” and, together with the Base Indenture, the “Indenture”), in each case between the Parent Guarantor, T-Mobile, the guarantor entities thereunder and the Trustee.

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	the Prospectus;

(c)	an executed copy of the Base Indenture and an officer’s certificate dated August 5, 2025, establishing the terms of the Securities in accordance with Sections 2.01, 2.02 and 2.03 of the Indenture;

(d)	executed copies of the New Supplemental Indentures; and

(e)	facsimile copies of the Securities in global form as executed by T-Mobile and authenticated by the Trustee.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of T-Mobile, the Delaware Guarantors and the New York Guarantor and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

T-Mobile US, Inc., p. 3

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.	The New T-Mobile Notes are the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture; and

2.	The Guarantees of the New T-Mobile Notes are valid, binding and enforceable obligations of the Guarantors.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of T-Mobile or the Guarantors, (a) we have assumed that all of the parties to such agreement or obligation have satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to T-Mobile, the Delaware Guarantors and the New York Guarantor regarding matters of the federal law of the United States of America, the law of the State of New York or the General Corporation Law of the State of Delaware that in our experience normally would be applicable to general business entities with respect to such agreement or obligation) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware.

T-Mobile US, Inc., p. 4

We hereby consent to the use of our name in the Prospectus under the heading “Legal Matters” as counsel for the Company that has passed on the validity of the Securities, and to the filing of this opinion letter as Exhibit 5.1 to the Parent Guarantor’s Current Report on Form 8-K dated August 5, 2025. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ David Lopez
David Lopez, a Partner

Schedule I

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization

ADstruc, LLC	Delaware

APC Realty and Equipment Company, LLC	Delaware

Assurance Wireless USA, L.P.	Delaware

ATI Sub, LLC	Delaware

Blis USA, Inc.	Delaware

Breeze Acquisition Sub LLC	Delaware

Clearwire Communications LLC	Delaware

Clearwire Legacy LLC	Delaware

Fixed Wireless Holdings, LLC	Delaware

MetroPCS California, LLC	Delaware

MetroPCS Florida, LLC	Delaware

MetroPCS Georgia, LLC	Delaware

MetroPCS Massachusetts, LLC	Delaware

MetroPCS Michigan, LLC	Delaware

MetroPCS Nevada, LLC	Delaware

MetroPCS New York, LLC	Delaware

MetroPCS Pennsylvania, LLC	Delaware

MetroPCS Texas, LLC	Delaware

Mint Mobile, LLC	Delaware

Mint Mobile Incentive Company, LLC	Delaware

Nextel Systems, LLC	Delaware

Nextel West Corp.	Delaware

NSAC, LLC	Delaware

PRWireless PR, LLC	Delaware

PushSpring, LLC	Delaware

Sprint Capital Corporation	Delaware

Sprint Communications LLC	Delaware

Sprint LLC	Delaware

Sprint Solutions LLC	Delaware

Sprint Spectrum LLC	Delaware

Sprint Spectrum Realty Company, LLC	Delaware

T-Mobile Central LLC	Delaware

T-Mobile Financial LLC	Delaware

T-Mobile Innovations LLC	Delaware

T-Mobile Leasing LLC	Delaware

T-Mobile License LLC	Delaware

T-Mobile MW LLC	Delaware

T-Mobile Northeast LLC	Delaware

T-Mobile Puerto Rico Holdings LLC	Delaware

T-Mobile Puerto Rico LLC	Delaware

T-Mobile Resources LLC	Delaware

T-Mobile South LLC	Delaware

T-Mobile West LLC	Delaware

TDI Acquisition Sub, LLC	Delaware

TMUS International LLC	Delaware

UVNV, LLC	Delaware

Vistar Media Inc.	Delaware

VMU GP, LLC	Delaware

WBSY Licensing, LLC	Delaware

Schedule II

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization
Vistar Media Global Partners, LLC	New York

Schedule III

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization
Clearwire Spectrum Holdings II LLC	Nevada

Clearwire Spectrum Holdings III LLC	Nevada

Clearwire Spectrum Holdings LLC	Nevada

SprintCom LLC	Kansas

Schedule IV

1.

First Supplemental Indenture, dated as of September 15, 2022, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.200% Senior Note due 2033.

2.

Second Supplemental Indenture, dated as of September 15, 2022, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.650% Senior Note due 2053.

3.

Third Supplemental Indenture, dated as of September 15, 2022, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.800% Senior Note due 2062.

4.

Fourth Supplemental Indenture, dated as of February 9, 2023, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 4.950% Senior Note due 2028.

5.

Fifth Supplemental Indenture, dated as of February 9, 2023, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.050% Senior Note due 2033.

6.

Sixth Supplemental Indenture, dated as of February 9, 2023, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.650% Senior Note due 2053.

7.

Seventh Supplemental Indenture, dated as of May 11, 2023, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 4.800% Senior Note due 2028.

8.

Eighth Supplemental Indenture, dated as of May 11, 2023, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.050% Senior Note due 2033.

9.

Ninth Supplemental Indenture, dated as of May 11, 2023, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.750% Senior Note due 2054.

10.

Tenth Supplemental Indenture, dated as of September 14, 2023, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.750% Senior Note due 2034.

11.

Eleventh Supplemental Indenture, dated as of September 14, 2023, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 6.000% Senior Note due 2054.

12.

Twelfth Supplemental Indenture, dated as of January 12, 2024, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 4.850% Senior Note due 2029.

13.

Thirteenth Supplemental Indenture, dated as of January 12, 2024, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.150% Senior Note due 2034.

14.

Fourteenth Supplemental Indenture, dated as of January 12, 2024, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.500% Senior Note due 2055.

15.

Fifteenth Supplemental Indenture, dated as of May 8, 2024, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, paying agent and registrar, including the Form of 3.550% Senior Note due 2029.

16.

Sixteenth Supplemental Indenture, dated as of May 8, 2024, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, paying agent and registrar, including the Form of 3.700% Senior Note due 2032.

17.

Seventeenth Supplemental Indenture, dated as of May 8, 2024, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, paying agent and registrar, including the Form of 3.850% Senior Note due 2036.

18.	Eighteenth Supplemental Indenture, dated as of May 21, 2024, by and among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

19.

Nineteenth Supplemental Indenture, dated as of September 26, 2024, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 4.200% Senior Note due 2029.

20.

Twentieth Supplemental Indenture, dated as of September 26, 2024, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 4.700% Senior Note due 2035.

21.

Twenty-First Supplemental Indenture, dated as of September 26, 2024, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.250% Senior Note due 2055.

22.

Twenty-Second Supplemental Indenture, dated as of February 11, 2025, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, paying agent and registrar, including the Form of 3.150% Senior Note due 2032.

23.

Twenty-Third Supplemental Indenture, dated as of February 11, 2025, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, paying agent and registrar, including the Form of 3.500% Senior Note due 2037.

24.

Twenty-Fourth Supplemental Indenture, dated as of February 11, 2025, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, paying agent and registrar, including the Form of 3.800% Senior Note due 2045.

25.	Twenty-Fifth Supplemental Indenture, dated as of March 10, 2025, by and among T-Mobile USA, Inc., the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee.

26.

Twenty-Sixth Supplemental Indenture, dated as of March 27, 2025, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.125% Senior Note due 2032.

27.

Twenty-Seventh Supplemental Indenture, dated as of March 27, 2025, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.300% Senior Note due 2035.

28.

Twenty-Eighth Supplemental Indenture, dated as of March 27, 2025, by and among T-Mobile USA, Inc., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as trustee, including the Form of 5.875% Senior Note due 2055.